As filed with the Securities and Exchange Commission on December 17, 2012
File No. 001-35701
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
ERA GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1455213 (IRS Employer Identification No.)
818 Town & Country Blvd. Suite 200 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)
Registrant’s telephone number, including area code: 281-606-4900
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each Class to be so Registered Common stock, par value $0.01	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer     Accelerated filer
Non-accelerated filer ☒    Smaller reporting company

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the Information Statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary,” “Risk Factors” and “Business”
1A.	Risk Factors	“Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information
“Summary—Summary Consolidated Financial Data,” “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”

3.	Properties	“Business—Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Executive Compensation”
7.	Certain Relationships and Related Transactions, and Director Independence	“Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	“Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary,” “Risk Factors,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	“Recent Sales of Unregistered Securities”
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Indemnification and Limitation of Liability of Directors and Officers”
13.	Financial Statements and Supplementary Data
“Summary—Summary Consolidated Financial Data,” “Selected Historical Financial Data,” “Unaudited Pro Forma Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” including the Financial Statements

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	“Changes in Accountants”

ITEM 15.    Financial Statements and Exhibits
(a) Financial Statements
See “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement.
(b) Exhibits.
The following documents are filed as exhibits hereto:

Exhibit Index		Exhibit Description
2.1	**	Form of Distribution Agreement between SEACOR Holdings Inc. and Era Group Inc.
3.1	**	Form of Amended and Restated Certificate of Incorporation of Era Group Inc.
3.2	**	Form of Amended and Restated Bylaws of Era Group Inc.
4.1	*	Form of Common Stock Certificate of Era Group Inc.
4.2
Registration Rights Agreement, dated as of December 7, 2012, among Era Group Inc., the guarantors named therein and Deutsche Bank Securities Inc., on behalf of itself and the other initial purchasers named therein (filed as Exhibit 4.1 to SEACOR Holding Inc.’s current report on Form 8-K filed with the SEC on December 7, 2012 and incorporated by reference herein (File No. 333-175942)).

4.3	***	Indenture, dated as of December 7, 2012, among Era Group Inc., the guarantors named therein and Wells Fargo Bank, National Association
10.1	***	Form of Amended and Restated Transition Services Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.2	**	Form of Tax Matters Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.3	**	Form of Employee Matters Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.4	**	Era Group Inc. 2012 Share Incentive Plan.
10.5	***	Form of Stock Option Grant Agreement pursuant to the Era Group Inc. 2012 Share Incentive Plan.
10.6	***	Form of Restricted Stock Grant Agreement pursuant to the Era Group Inc. 2012 Share Incentive Plan.
10.7
Agreement, dated as of December 22, 2011, for a U.S. $350,000,000 Senior Secured Revolving Credit Facility by and among Era Group Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Suntrust Robinson Humphrey, Inc. and other financial institutions identified on Schedule A thereto (filed as Exhibit 10.25 to SEACOR Holdings Inc.'s annual report on Form 10-K filed with the SEC on February 24, 2012 and incorporated by reference herein (File No.: 001-12289)).

10.8
Separation and Consulting Agreement dated as of November 28, 2011 (filed as Exhibit 10.7 to Amendment No. 4 to Era Group Inc.'s Registration Statement on Form S-1 filed with the SEC on March 9, 2012 and incorporated by reference herein (File No. 333-175942)).

10.9	**	Separation and Consulting Agreement dated as of September 30, 2012.
10.10	**	Form of Indemnification Agreement between Era Group Inc. and individual officers and directors.
10.11	***	Form of Era Group Inc. Management Incentive Plan
10.12	***	Form of Series B Exchange Agreement between SEACOR Holdings Inc. and Era Group Inc.
16.1	**	Letter re Changes in Accountants.
21.1	**	List of subsidiaries of Era Group Inc.
99.1	***	Preliminary Information Statement of Era Group Inc., subject to completion, dated December [ ], 2012.
____________
* To be filed by amendment.
** Previously filed.
*** Filed herewith.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Era Group Inc.
By:    /s/ Sten L. Gustafson
Name:    Sten L. Gustafson
Title:    Chief Executive Officer
Dated: December 17, 2012

Exhibit Index		Exhibit Description
2.1	**	Form of Distribution Agreement between SEACOR Holdings Inc. and Era Group Inc.
3.1	**	Form of Amended and Restated Certificate of Incorporation of Era Group Inc.
3.2	**	Form of Amended and Restated Bylaws of Era Group Inc.
4.1	*	Form of Common Stock Certificate of Era Group Inc.
4.2
Registration Rights Agreement, dated as of December 7, 2012, among Era Group Inc., the guarantors named therein and Deutsche Bank Securities Inc., on behalf of itself and the other initial purchasers named therein (filed as Exhibit 4.1 to SEACOR Holding Inc.’s current report on Form 8-K filed with the SEC on December 7, 2012 and incorporated by reference herein (File No. 333-175942)).

4.3	***	Indenture, dated as of December 7, 2012, among Era Group Inc., the guarantors named therein and Wells Fargo Bank, National Association
10.1	***	Form of Amended and Restated Transition Services Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.2	**	Form of Tax Matters Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.3	**	Form of Employee Matters Agreement between SEACOR Holdings Inc. and Era Group Inc.
10.4	**	Era Group Inc. 2012 Share Incentive Plan.
10.5	***	Form of Stock Option Grant Agreement pursuant to the Era Group Inc. 2012 Share Incentive Plan.
10.6	***	Form of Restricted Stock Grant Agreement pursuant to the Era Group Inc. 2012 Share Incentive Plan.
10.7
Agreement, dated as of December 22, 2011, for a U.S. $350,000,000 Senior Secured Revolving Credit Facility by and among Era Group Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Suntrust Robinson Humphrey, Inc. and other financial institutions identified on Schedule A thereto (filed as Exhibit 10.25 to SEACOR Holdings Inc's annual report on Form 10-K filed with the SEC on February 24, 2012 and incorporated by reference herein (File No.: 001-12289)).

10.8
Separation and Consulting Agreement dated as of November 28, 2011 (filed as Exhibit 10.7 to Amendment No. 4 to Era Group Inc.'s Registration Statement on Form S-1 filed with the SEC on March 9, 2012 and incorporated by reference herein (File No. 333-175942)).

10.9	**	Separation and Consulting Agreement dated as of September 30, 2012.
10.10	**	Form of Indemnification Agreement between Era Group Inc. and individual officers and directors.
10.11	***	Form of Era Group Inc. Management Incentive Plan
10.12	***	Form of Series B Exchange Agreement between SEACOR Holdings Inc. and Era Group Inc.
16.1	**	Letter re Changes in Accountants.
21.1	**	List of subsidiaries of Era Group Inc.
99.1	***	Preliminary Information Statement of Era Group Inc., subject to completion, dated December [ ], 2012.
____________
* To be filed by amendment.
** Previously filed.
*** Filed herewith.

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